                                                              EXHIBIT 10.2(3)(b)

                                    AMENDMENT
                                       TO
                             A. H. BELO CORPORATION
                        1995 EXECUTIVE COMPENSATION PLAN


         A. H. Belo Corporation, a Delaware corporation, pursuant to action of its Board of Directors adopts the following amendments to the A. H. Belo Corporation 1995 Executive Compensation Plan (the "Plan"):

         1. Paragraph 5(h) of the Plan is amended in its entirety to read as follows:

                  (h) If a Participant terminates employment by reason of retirement at or after attaining the earliest age that qualifies as the Participant's Early Retirement Age under The G. B. Dealey Retirement Pension Plan, as amended from time to time, death or disability, each outstanding Stock Option granted to the Participant to the extent not vested will vest and be fully exercisable and will remain exercisable until the term of the Stock Option expires (determined without regard to the Participant's termination of employment). If a Participant terminates employment for any other reason, the Participant's right, if any, to exercise Stock Options after termination of employment will be determined in accordance with the termination guidelines set forth on Appendix A to the Plan. Such Stock Options will be exercisable after termination of employment only to the extent the Stock Options were vested and exercisable immediately prior to termination of employment.

         2. Paragraph 7(f) of the Plan is amended in its entirety to read as follows:

                  (f) If a Participant terminates employment by reason of retirement at or after attaining the earliest age that qualifies as the Participant's Early Retirement Age under The G. B. Dealey Retirement Pension Plan, as amended from time to time, death or disability, each outstanding Appreciation Right granted to the Participant to the extent not vested will vest and be fully exercisable and will remain exercisable until the Appreciation Right expires by its terms (determined without regard to the Participant's termination of employment). If a Participant terminates employment for any other reason, the Participant's right, if any, to exercise Appreciation Rights after termination of employment will be determined in accordance with the termination guidelines set forth on Appendix A to the Plan. Such Appreciation Rights will be exercisable after termination of employment only to the extent the Appreciation Rights were vested and exercisable immediately prior to termination of employment.

         3. Paragraph 14 of the Plan is amended in its entirety to read as follows:

                  14. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of


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          such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred to the Participant or such other person in payment of the Participant's Award. In no event, however, will shares of Common Stock be withheld in excess of the minimum number of shares required to satisfy Belo's withholding obligation.

         4. The Plan is amended by the addition of Appendix A, in the form attached to this Amendment.

         5. The foregoing amendments will be effective as of December 7, 1999, with respect to all Stock Options and Appreciation Rights outstanding on that date and with respect to all Stock Options and Appreciation Rights granted after that date.

         Executed at Dallas, Texas, this 16th day of December, 1999.


                                        A. H. BELO CORPORATION



                                        By   /s/ MARIAN SPITZBERG
                                             -----------------------------------
                                             Name:  Marian Spitzberg
                                                    ----------------------------
                                             Title: Secretary
                                                    ----------------------------

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                                   APPENDIX A

                             TERMINATION GUIDELINES


         The following guidelines will determine the period of time, if any, during which a Participant may continue to exercise Stock Options and Appreciation Rights after termination of employment for reasons other than retirement at or after attaining the earliest age that qualifies as the Participant's Early Retirement Age under The G. B. Dealey Retirement Pension Plan, as amended from time to time (the "Retirement Plan"), death or disability.


                  REASON FOR TERMINATION                                  EXERCISE PERIOD
                  ----------------------                                  ---------------
         Voluntary Resignation                              None; Stock Options and Appreciation Rights
                                                            expire immediately, and all unexercised Stock
                                                            Options and Appreciation Rights are forfeited,
                                                            on the date of termination of employment.

         Discharge for Cause                                None; Stock Options and Appreciation Rights
                                                            expire immediately, and all unexercised Stock
                                                            Options and Appreciation Rights are forfeited,
                                                            on the date of termination of employment.

         Termination for Other Reasons:

         Executive officers and general
         managers of operating units                        One year after termination of employment.

         Other Participants with 10 or more
         years of service                                   One year after termination of employment.

         Other Participants with more than 5
         but less than 10 years of service                  Six months after termination of employment.

         Other Participants with 5 or fewer
         years of service                                   Three months after termination of employment.

         For purposes of these guidelines, a year of service will be determined in the same manner as a year of vesting service under the Retirement Plan.